1
Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of May 1, 2024 (the “Effective Date”) to the Fund
Servicing Agreement dated as of August 10, 2023 (the "Agreement") is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Congress Funds and U.S. Bank N.A., a national banking association (the "Fund Services").
RECITALS
WHEREAS, the parties entered into the Agreement;
WHEREAS, the parties desire to amend the fee schedules in the Agreement for the
Exhibit for Congress;
WHEREAS, the parties had previously entered into a Fund Administration Servicing
Agreement, dated June 22, 2006 (the “Administration Agreement”), a Fund Accounting
Servicing Agreement, dated June 22, 2006 (the “Accounting Agreement”), and a Transfer Agent
Servicing Agreement, dated June 22, 2006 (the “Transfer Agent Agreement”) (collectively referred to herein as the “Servicing Agreements, dated June 22, 2006”);
WHEREAS, the parties desire to amend the Agreement to add the following mutual funds and applicable fees from the Servicing Agreements, dated June 22, 2006 to the Exhibit for
Congress:
•Congress Large Cap Growth Fund
•Congress Mid Cap Growth Fund
•Congress Small Cap Growth Fund
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.
NOW, THEREFORE, the parties agree as follows:
1.The Exhibit for Congress in the Agreement is hereby superseded and replaced with the Exhibit for Congress attached hereto.
2.Exhibit S to the Administration Agreement is hereby superseded and replaced by the Exhibit for Congress attached hereto.
3.Exhibit T to the Accounting Agreement is hereby superseded and replaced by the
Exhibit for Congress attached hereto.
4.Exhibit U to the Transfer Agent Agreement is hereby superseded and replaced by the Exhibit for Congress attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
SIGNATURES ON NEXT PAGE

2
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANK N.A.

By: _____________________________	By: _____________________________

Name: ___________________________	Name: ___________________________

Title: ____________________________	Title: ____________________________

Date: ____________________________	Date: ____________________________

3
Exhibit for Congress
Professionally Management Portfolios Fund Servicing Agreement
Name of ETF (Fees Applicable to ETFs)
Congress Large Cap Growth ETF
Congress SMid Cap Growth ETF
Fund Servicing Fee Schedule effective for an initial term of three (3) years beginning on the Effective Date and renews annually thereafter.
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services
New fund launch – $___ per fund or as negotiated *Waived* for the fixed income ETFs only
Ongoing Annual Regulatory Administration Services, including supplements –
o$___ for first three active or inactive funds in same statutory prospectus
o$___ for each additional active or inactive fund in the same statutory prospectus
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
Above fees are applicable when all new funds are registered in same statutory prospectus.
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses
Fund startup and registration fees are billed ___% following the selection of U.S. Bank and ___% 75 days after the preliminary registration statement is filed with the SEC.
Base Fee for Accounting, Administration, Transfer Agent Services
The following reflects the greater of the basis point fee or annual minimum1 where Congress Asset
Management Company, LLP (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.
Basis Points on Trust AUM2
First $____ bps
Balance_ bps
Annual minimum: $___ per Fund *Waived* for one full year aligned with the launch of the fixed income
ETFs
See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees

4
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial three-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial three-year period. Following the initial three-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive three-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a three-year period,
Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
2 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

5
APPENDIX A
Accounting, Administration, Transfer Agent Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
$___ – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options,
ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$___ – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$___ – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset
Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$___ – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$___ – Interest Rate Swaps, Foreign Currency Swaps
o$___ – Swaptions
o$___ – Credit Default Swaps
$___ Intraday money market funds pricing, up to 3 times per day
$___ per Month Manual Security Pricing (>25per day)
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income
Projection Services
$___ per Foreign Equity Security per Month for Corporate Action Services
$___ per Domestic Equity Security per Month for Corporate Action Services
$___ per CMO and Asset Backed Security per Month / $___ for ETF Funds per month for Factor
Services
$___ per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$___ per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$___ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
•$___ per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$___ per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg,
S&P, Dow Jones, CBOE, and HFRI Indexes
•$___ per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$___ per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$___ per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P
Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

6
All Data Service charges are subject to change based on cost increases from underlying data providers.
Trust Chief Compliance Officer Annual Fee
$___ for the first fund (subject to Board approval)
$___ for each additional fund 2-5 (subject to change based on Board review and approval)
$___ for each fund over 5 funds
$___ per sub-adviser per fund (capped at $___ per sub-adviser over the fund complex) Per adviser relationship, and subject to change based upon board review and approval
SEC Modernization Requirements *WAIVED* for any future fixed income ETF launches for one full year
Form N-PORT – $___ per year, per Fund
Form N-CEN – $___ per year, per Fund
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$___ per year, per Fund
Section 15(c) Reporting
$___ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15c reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form
8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank
Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited
to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting
(GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

7
APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration &
Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
▪$ ___ per trust per year - Base fee
▪Additional fee of $___ per fund per year
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$___
Full Derivatives User (no OTC derivatives)	$___
Full Derivative User (with 1-5 OTC derivatives)	$___
Full Derivative User (with 5 or more OTC derivatives)	$___
Closed Fund Data Maintenance Fee	$___
*Additional fees may apply from index providers
Fees for Special Situation:
•Fee will be accessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$___
More than 5% but less than 25%	$___
25% or more	$___
•Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental
Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$___
Per User Fee[2]	$___
Per Separate Committee[3] Fee	$___
1 Subject to an annual increase, provided that the annual increase will not exceed 4.5% through
October 2025
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

8
2 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	$___
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative
CPI rate at any point in time is negative).
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $___
1933 Act C-Corp – U.S. Bank Fee Schedule plus $___
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $___
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $___ per
year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $___ per additional estimate
State tax returns - (First two included in core services) – $___ per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $___
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $___ Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $___ per state return
•Sign state income tax returns – $___ per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $___ per fund

9
Exhibit for Congress
Professionally Management Portfolios Fund Servicing Agreement
Name of Fund (Fees Applicable to Mutual Funds)
Congress Large Cap Growth Fund
Congress Mid Cap Growth Fund
Congress Small Cap Growth Fund
Fund Servicing Fee Schedule effective for an initial term of three (3) years beginning on the Effective Date and renews annually thereafter.
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services
New fund launch – $___ per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements –
o$___ for first three active or inactive funds in same statutory prospectus
o$___ for each additional active or inactive fund in the same statutory prospectus
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses
Fund startup and registration service fees are billed ___% following the selection of U.S. Bank and ___%
75 days after the preliminary registration statement is filed with the SEC.
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the next $___
___ basis points on the balance
$____ complex minimum for each additional fund
Additional fee of $___ for each additional class
$___ for each additional Controlled Foreign Corporation (CFC), and/or sub-advisor Additional fee of $___ for each intraday NAV calculations in excess of one strike per day
Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule

1
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
$___ – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options,
ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$___ – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$___ – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset
Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$___ – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$___ – Interest Rate Swaps, Foreign Currency Swaps
o$___ – Swaptions
o$___ – Credit Default Swaps
$___- Intraday money market funds pricing, up to 3 times per day
$___ per Month Manual Security Pricing (>25per day)
Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action and Factor Services (security paydown & prepayment time series)
$___ per Foreign Equity Security per Month for Corporate Action Services
$___ per Domestic Equity Security per Month for Corporate Action Services
$___ per CMO, Asset Backed Security and Mortgage-Backed Security per Month for Factor Services
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$___ per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
•$___ per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$___ per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg,
S&P, Dow Jones, CBOE, and HFRI Indexes
•$___ per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$___ per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$___ per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P
Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in

1
additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.
SEC Modernization Requirements
Form N-PORT – $___ per year, per Fund
Form N-CEN – $___ per year, per Fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary)
and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing,
Section 15(c) reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided
(e.g., compliance with new derivatives risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI waived for first 12 months.
Fees are calculated pro rata and billed monthly.
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
Base Fee per CUSIP$___ for first CUSIP in Fund Complex
$___ each additional class CUSIP in Fund Complex
Open Accounts$___ per open account
Closed (zero balance) Accounts$___ per closed account
Daily Accrual Fund Accounts$___ per open account
Annual Basis Point Fee per Fund Complex
__ basis point on the first $___
__ basis points on the next $___
__ basis points on the balance
Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction

1
Daily Valuation/Manual 401k Trade
NSCC System Interface
Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion,
AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out
(daily confirms, investor statements, tax, check printing and writing and commissions), voice response
(VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary
e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule
22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative). CPI waived for first 12 months.
Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

1
Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+
$___ implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $___ per Trust per Third-Party Agent Lender
Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
$___ - transaction fee will be assessed for each loan, return, and reallocation transactions
(loan/return)
+ Each Third-Party Agent Lender will be invoiced directly
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
$___ for each fund 1-5 (subject to change based on Board review and approval)
$___ for each fund over 5 funds
$___ per sub-adviser per fund (capped at $___ per sub-adviser over the fund complex)
For more than one fund, fees will be aggregated and allocated equally.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

1 4
Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $___ per sub-account per year
Daily Compliance Services
■$ ___ per fund group per year - Base fee
■Additional fee of $___ per fund per year (first fund included in base fee)
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$___
Full Derivatives User (no OTC derivatives)	$___
Full Derivative User (with 1-5 OTC derivatives)	$___
Full Derivative User (with 5 or more OTC derivatives)	$___
Closed Fund Data Maintenance Fee	$___
*Additional fees may apply from index providers
Section 15(c) Reporting
$___ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source.
The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[2]
5% or less	$___
More than 5% but less than 25%	$___
25% or more	$___
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to
USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental
Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports
2 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from
USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

1
provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$___
Per User Fee2	$___
Per Separate Committee3 Fee	$___
1 Subject to an annual increase, provided that the annual increase will not exceed ___%
through October 2025
2 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	$___
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative
CPI rate at any point in time is negative).
Customized delivery of data:
TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form
8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign
Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend
Estimates (Limited to two).
Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $___
per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $___ per additional estimate
State tax returns - (First two included in core services) – $___ per additional return

1
Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $___
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $___ Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $___ per state return
•Sign state income tax returns – $___ per state return
•Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $___ per fund
ESG Compliance Reporting Services
Monthly Investor Transparency Reporting $___ per annum per fund.
Global Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net
Asset Value or as a percentage of total portfolio holdings.

1
Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$___ per qualified plan account or Coverdell ESA account (Cap at $___ per SSN)
$___ per transfer to successor trustee
$___ per participant distribution (Excluding SWPs)
$___ per refund of excess contribution
$___ per reconversion/recharacterization
Additional Shareholder Paid Fees
$___ per outgoing wire transfer or overnight delivery
$___ per telephone exchange
$___ per return check or ACH or stop payment
$___ per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Implementation
$___ –per fund group, Inquiry only - no transaction capabilities
$___ per fund group, base transactional and maintenance functionality
Three year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$___
100,000 – 999,999	$___
1,000,000+	$___
Activity Fees
Per Login	$___ per event
Login Challenge (email or SMS Text)	$___ per event
Inquiry	$___ per event
Account Maintenance	$___ per event
Transaction – financial transactions, duplicate statements requests, etc.	$___ per event
New Account Set-up	$___ per event
Bank Verification Attempt	$___ per event
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

1
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $___ per statement
Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
Development & Implementation of Electronic Confirm Statements – $___ initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $___ per statement
Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
Development & Implementation of Electronic Investor Statements – $___ initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $___ per statement
Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
Development & Implementation of Electronic Tax Statements – $___ initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $___ per suppressed statement
Development & Implementation of Electronic Compliance Documents – $___ initial setup fee
Related Digital Investor Fees
View Consent Enrollment – $___ per transaction
Consent Enrollment – $___ per transaction
View Statements – $___ per view
Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $___
per document per year for three years and greater, if desired
Digital Investor customization charges apply
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $___ per year
Per Record Charge
•Rep/Branch/ID – $___
•Dealer – $___
Price Files – $___ per record or $___ per user per month, whichever is less
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.

1
Account inquiry
•Inquiry - $___ per event
•Vision ID - $___ per month per ID
Transaction Processing*
•Implementation Fee - $___ per Management Company
•Transaction – purchase, redeem, and exchange - $0.50 per event
•Monthly Minimum Charge - $___ per month
Electronic Statements*
•Implementation- $___ per fund group
•Load charges-$___ per image
•Archive charge (for any image stored beyond 2 years)-$0.015 per document
*Vision ID and event charges also apply.
Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$___	$___
1000-3450 IDs	$___	$___
3451 IDs and above	$___	$___
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$___ per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
•Setup: $___ per user
•Support: $___ per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $___ per file
•Custom coded data for recurring, scheduled delivery: $___ per hour consultation and programming development
•Support: $___ per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $___ one-time fee
•Support: $___ per file per month
Chat Services
Implementation Fee – $___
Monthly Fee – $___ per month
Per Chat Fee – $___ per chat or $___ per minute of chat
Virtual Assistant
$___ Implementation Fee
$___ per month administration fee

2 0
Electronic Form Delivery and Signature Capture
Implementation fee – $___ (includes 15 forms)
Additional setup fee – $___ for each additional form and email template
Form and fund logo modifications – $___ per form, $___ per updated Fund Logo
Monthly minimum fee – $___ per month
Per electronic envelope Fee – $___
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•$___ implementation
•$___ per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$___ implementation
•$___ per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$___ implementation
•$___ per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•$___ implementation
•$___ per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
•$___ implementation
•$___ per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•$___ implementation
•$___ per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
$___ per month
Programming Services
$___ per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$___ per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$___ setup per fund group
$___ per month administration
$___ per received email correspondence

2
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$___ per fund group per month
CTI Reporting
•Integrated custom detailed call reporting – $___ per monthly report
Literature Fulfillment Services
Account Management/Database Administration
●$ ___ per month
●$ ___ per SKU - Receiving
●$ ___ per order - Order Processing
●$ ___ per month per location - Skid Storage
●$ ___ per SKU - Disposal
Inbound Tele servicing Only
●$ ___ per month Account Management (OR)
●$ ___ per call, Call Servicing
Lead Source Reporting
●$ ___ per month
Closed Loop Reporting
●$ ___ per month, Account Management
●$ ___ per fund group, Database Installation, Setup
Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$___ per Month
Fund Event* Services
Programming & File Delivery – $___/hour
Project Management/Analysis – $___/hour
Account Data Retention – $___/account/month until purged*
CUSIP Data Retention – $___/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions
(Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer
Agent). FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $___ per CUSIP
Expedited CUSIP Setup – $___ per CUSIP (Less than 35 days)
Fund Characteristic Change
Fund Name Change – $___ per fund/ per change
Fund CUSIP Change – $___ per fund/ per change
MARS Sales Reporting & Compliance Services
Standard MARS Implementation Cost
$___ – $___ MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module
(Includes up to one year of DST/TA2000 data)

2
Standard MARS Products & Services (Monthly fees)
$___ MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
$___ MARS Sales Reporting (Includes 1 Sales Users)
$___ MARS 22c-2 Compliance (Includes 1 Compliance Users)
Basic support includes file import assistance, database query requests, compliance report monitoring/
review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced
Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $___ per month.
Standard MARS System Setup & Implementation Costs
$___ – SalesForce.com Integration (if added after initial MARS implementation)
$___ – Custom Data Interface
$___ – OmniSERV Setup ($250 Monthly Maintenance Fee)
$___ – Standard DCIO Interface Setup ($250 Monthly Maintenance Fee)
$___ – Standard Interface Setup ($250 Monthly Maintenance Fee)
$___ – Additional OmniSERV Interface ($250 Monthly Maintenance Fee)
Standard MARS Licenses (Monthly Fee Per User)
$___ – Sales Reporting
$___ – 22c-2 Compliance
$___ – CRM
$___ – SFDC
MARS Training (in-person):
$___ /day plus travel and out-of-pocket expenses.
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$___
Monthly Transactions 5K – 7.5K	$___
Monthly Transactions 7.5K – 10K	$___
Monthly Transactions 10K – 15K	$___
Monthly Transactions 15K - 20k	$___
Monthly Transactions 20k - 40k	$___
Monthly Transactions 40k - 60k	$___
Monthly Transactions 60k - 80k	$___
Monthly Transactions 80k - 100k	$___
Monthly Transactions 100k - 120k	$___
Monthly Transactions 120k - 140k	$___
Monthly Transactions 140k - 160k	$___
Monthly Transactions 160k - 180k	$___
Monthly Transactions 180k - 200k	$___
Monthly Transactions 200k - 220k	$___

2

Monthly Transactions 220k - 240k	$___
Monthly Transactions 240k - 260k	$___
Monthly Transactions 260k - 280k	$___
Monthly Transactions 280k - 300k	$___
Monthly Transactions 300k-320k	$___
Monthly Transactions 320k-340k	$___
Monthly Transactions 340k-360k	$___
Monthly Transactions 360k-380k	$___
Monthly Transactions 380k-400k	$___
Monthly Transactions 400k-420k	$___
Monthly Transactions 420k-440k	$___
Monthly Transactions 440k-460k	$___
Monthly Transactions 460k-480k	$___
Monthly Transactions 480k-500k	$___
Monthly Transactions 500k-520k	$___
Monthly Transactions 520k-540k	$___
Monthly Transactions 540k-560k	$___
Monthly Transactions 560k-580k	$___
Monthly Transactions 580k-600k	$___
Monthly Transactions 600K-620k	$___
Monthly Transactions 620k-640k	$___
Monthly Transactions 640k-660k	$___
Monthly Transactions 660k-680k	$___
Monthly Transactions 680k-700k	$___
Monthly Transactions 700k-720k	$___
Monthly Transactions 720k-740k	$___
Monthly Transactions 740k-760k	$___
Monthly Transactions 760k-780k	$___
Monthly Transactions 780k-800k	$___
Monthly Transactions 800k-820k	$___
Monthly Transactions 820k-840k	$___
Monthly Transactions 840k-860k	$___
Monthly Transactions 860k-880k	$___
Monthly Transactions 880k-900k	$___
Monthly Transactions 900k-920k	$___
Monthly Transactions 920k-940k	$___
Monthly Transactions 940k-960k	$___
Monthly Transactions 960k-980k	$___
Monthly Transactions 980k-1m	$___

2
Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone,
Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and
RIA Monthly Load.
The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size:
$___ – MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)
MARS Lite Products & Services (Monthly fees):
$___ MARS Sales & Compliance Reporting
$___ MARS Sales Reporting Only
$___ MARS 22c-2 Compliance Only
Once an AUM of $___ has been reached client must transition to a Standard MARS environment.
Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.
Basic support includes file import assistance, database query requests, compliance report monitoring/
review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced
Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $___ per month. No CRM real-time integration.
There is no system access with MARS Lite.
MARS Lite System Setup & Implementation Costs (One-time fee):
$___ – Custom Data Interface
$___ – Additional OmniSERV Setup ($250 Monthly)
$___ – Standard DCIO Interface Setup ($250 Monthly)
$___ – Standard Interface Setup ($250 Monthly)
Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):
Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$___
Monthly Transactions 5K – 7.5K	$___
Monthly Transactions 7.5K – 10K	$___
Monthly Transactions 10K – 15K	$___
Monthly Transactions 15K - 20k	$___
Monthly Transactions 20k - 40k	$___

2

Monthly Transactions 40k - 60k	$___
Monthly Transactions 60k - 80k	$___
Monthly Transactions 80k - 100k	$___
Monthly Transactions 100k - 120k	$___
Monthly Transactions 120k - 140k	$___
Monthly Transactions 140k - 160k	$___
Monthly Transactions 160k - 180k	$___
Monthly Transactions 180k - 200k	$___
Monthly Transactions 200k - 220k	$___
Monthly Transactions 220k - 240k	$___
Monthly Transactions 240k - 260k	$___
Monthly Transactions 260k - 280k	$___
Monthly Transactions 280k - 300k	$___
Monthly Transactions 300k-320k	$___
Monthly Transactions 320k-340k	$___
Monthly Transactions 340k-360k	$___
Monthly Transactions 360k-380k	$___
Monthly Transactions 380k-400k	$___
Monthly Transactions 400k-420k	$___
Monthly Transactions 420k-440k	$___
Monthly Transactions 440k-460k	$___
Monthly Transactions 460k-480k	$___
Monthly Transactions 480k-500k	$___
Monthly Transactions 500k-520k	$___
Monthly Transactions 520k-540k	$___
Monthly Transactions 540k-560k	$___
Monthly Transactions 560k-580k	$___
Monthly Transactions 580k-600k	$___
Monthly Transactions 600K-620k	$___
Monthly Transactions 620k-640k	$___
Monthly Transactions 640k-660k	$___
Monthly Transactions 660k-680k	$___
Monthly Transactions 680k-700k	$___
Monthly Transactions 700k-720k	$___
Monthly Transactions 720k-740k	$___
Monthly Transactions 740k-760k	$___
Monthly Transactions 760k-780k	$___
Monthly Transactions 780k-800k	$___
Monthly Transactions 800k-820k	$___
Monthly Transactions 820k-840k	$___
Monthly Transactions 840k-860k	$___

2

Monthly Transactions 860k-880k	$___
Monthly Transactions 880k-900k	$___
Monthly Transactions 900k-920k	$___
Monthly Transactions 920k-940k	$___
Monthly Transactions 940k-960k	$___
Monthly Transactions 960k-980k	$___
Monthly Transactions 980k-1m	$___
The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund’s AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.
Adviser’s signature below is solely in acknowledgment of the above fee schedules and
Exhibit for Congress.
CONGRESS ASSET MANAGEMENT COMPANY, LLP
By:
Name:
Title:
Date: